CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 033-63935 of Fortis Benefits Insurance Company Variable
Account D on Form N-4, of our report dated February 24, 2005, relating to the statements of assets and liabilities of Fortis Benefits Insurance Company Variable Account D as of December 31, 2004, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period ended December 31, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
April 4, 2005